UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
______________________

FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2015 (February 5, 2015)

FORESIGHT ENERGY LP

(Exact Name of Registrant as Specified in Charter)
__________________________

Delaware	001-36503	80-0778894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway Suite 2600 Saint Louis, MO		63102
(Address of Principal Executive Offices)		(Zip Code)

(314) 932-6160

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Unit Awards

On February 5, 2015, the board of directors of Foresight Energy GP, LLC (the “General Partner”), the general partner of Foresight Energy LP (the “Partnership”), approved equity  grants to Michael J. Beyer, the President and Chief Executive Officer of the General Partner consisting of 215,954 common units of the Partnership and 215,796 subordinated units of the Partnership pursuant to the Foresight Energy LP Long-Term Incentive Plan, under the terms of a Common Unit Award Agreement and a Subordinated Unit Award Agreement (together, the “Award Agreements”).

The awards are fully-vested as of the grant date, but are subject to certain sale and transfer restrictions through December 31, 2019, as set forth in the relevant Award Agreement.

The description above does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms of  the Award Agreements, forms of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
10.1	Form of Common Unit Award Agreement with Transfer Restrictions
10.2	Form of Subordinated Unit Award Agreement with Transfer Restrictions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2015

FORESIGHT ENERGY LP

By Foresight Energy GP LLC, its general partner

/s/ Michael J. Beyer
By:	Michael J. Beyer
President & Chief Executive Officer